Exhibit 23.2



                      CONSENT OF INDEPENDENT
                   CERTIFIED PUBLIC ACCOUNTANTS


     We consent to incorporation by reference in the post effective amendment no.1 to the registration statement (No. 33-34499) on Form S-3 of EMC Insurance Group Inc. of our reports dated February 26, 1997 relating to the consolidated balance sheets of EMC Insurance Group Inc. and Subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996 and all related schedules, which reports appears in the December 31, 1996 Annual Report on Form 10-K of EMC Insurance Group Inc.

     We consent to the reference to our firm under the caption "Experts" in the Prospectus.

                               By /s/ KPMG PEAT MARWICK
                                 -------------------------------
                                  KPMG PEAT MARWICK LLP



Des Moines, Iowa
December 17, 1997